PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)               Phone: 610-366-1800
                         --------------------            Toll-Free: 888-366-6622
         Chairman, President and Chief Executive Officer
                                                               Fax: 610-366-1900

             American Bank Reports Increased Second Quarter Earnings

Allentown, PA, July 14, 2004 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter ended June 30, 2004. Net income for the quarter was $602,000, or $0.08 per diluted share, an increase of $49,000, or 8.86%, from the same period in the prior year. At the end of the quarter, assets totaled $511 million, up 6.90% from $478 million at June 30, 2003. Total deposits reached $351 million as of June 30, 2004, up from $324 million from the same time the previous year. American Bank's loan portfolio totaled $221.6 million as of June 30, 2004, up from $156.1 million at the same time last year, an increase of $65.5 million.

The improvement in second quarter earnings is attributable to an increase of $31.0 million of average earning assets and an increase of 26 basis points in the net interest margin in the current quarter compared to the prior year. Partially offsetting the improvement in net interest income was a decrease of $366,000 of non-interest income as the result of realized losses on the sale of securities and a decrease in the amount of gains realized on the sale of residential mortgage loans.

President and CEO Mark Jaindl stated, "The increase of the net interest margin by 26 basis points during the second quarter of 2004 again illustrates our commitment to enhancing shareholder value by controlling expenses and maintaining asset quality. Our operating expense to asset ratio of 1.05% makes us one of the most efficient banks in the country and it is our goal to continue controlling our expenses as this will allow us to offer our customers competitive rates on deposit and loan products. In addition, we remain focused on asset quality as we maintained no non-performing loans during the second quarter even as we increase our loan portfolio."

American Bank common stock last traded at $8.84 per share.

About American Bank

American Bank serves the Lehigh Valley community in eastern Pennsylvania and is recognized as a leading provider of Internet banking and financial services nationwide. American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APY's) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



                               American Bank, Inc.
                         Selected Financial Information
                (In thousands, except per share data and ratios)


                                                                         Unaudited
                                                                          June 30,                 December 31,
                                                                    2004            2003               2003
                                                                    ----            ----               ----
Selected Financial Condition Data:
Total assets................................................   $   511,355      $ 477,738          $ 481,992
Loans receivable, net.......................................       221,589        156,137            204,832
Allowance for loan losses...................................         2,598          2,021              2,412
Securities available for sale (at fair value)...............       232,593        273,697            236,746

Securities held to maturity (at cost)......................         13,725         15,201             15,361
Deposits...................................................        350,701        324,185            332,286
FHLB advances..............................................        101,328         97,558             96,357
Subordinated debentures....................................         10,187         10,200             10,200
Stockholders' equity.......................................         37,421         34,912             34,963

Book value per share........................................    $     5.18       $   5.13          $    5.14

Shares outstanding..........................................         7,223          6,807              6,807



                                                                          Unaudited                          Unaudited
                                                                        For the Three                       For the Six
                                                                    Months Ended June 30,               Months Ended June 30,
                                                                   ----------------------               ---------------------
                                                                     2004           2003                2004            2003
                                                                   -------         ------              ------          ------
Selected Operating Data:
Total interest income........................................     $  5,047       $  4,776            $ 10,157         $ 9,850
Total interest expense.......................................        2,867          3,028               5,717           6,098
                                                                    ------         ------              ------           -----
     Net interest income.....................................        2,180          1,748               4,440           3,752
Provision for loan losses....................................          139            201                 184              12
                                                                      ----           ----                ----             --
     Net interest income after provision for loan losses.....        2,041          1,547               4,256           3,740
                                                                     -----         ------              ------           -----
Fees and service charges.....................................           52             41                  95              82

Net realized gain on sales of mortgage loans.................           36            170                  66             249
Net realized gain on sales of securities.....................          (89)           128                 152             128
  Other income...............................................          132            158                 262             309
                                                                      ----           ----                ----             ---
     Total non-interest income...............................          131            497                 575             768
                                                                      ----           ----                ----             ---
Total operating expense......................................        1,324          1,271               2,744           2,566
                                                                     -----         ------              ------           -----
      Income before taxes on income..........................          848            773               2,087           1,942
Taxes on income..............................................          246            220                 634             577
                                                                      ----           ----                ----             ---
     Net income..............................................      $   602       $    553             $ 1,453         $ 1,365
                                                                      ====           ====               =====           =====
Earnings per share-basic.....................................      $  0.08       $   0.09             $  0.21         $  0.22
                              diluted........................      $  0.08       $   0.09             $  0.21         $  0.21
                                                                      ====           ====               =====            ====
Weighted average shares outstanding-basic....................        7,185          6,182               7,067           6,127
                                                                     =====          =====               =====           =====
                                   -diluted..................        8,439          7,639               8,305           7,612
                                                                     =====          =====               =====           =====

                              American Bank, Inc.
                         Selected Financial Information

                                                                        Unaudited
                                                                      For the Three
                                                                    Months Ended June 30,
                                                                  ----------------------
                                                                   2004             2003
                                                                  ------           ------
         Performance
         Ratios(1):
         Return on assets (ratio of net income to
           average total assets).....................              0.47%           0.47%
         Return on equity (ratio of net income
            to average equity).......................              6.39%           7.10%
         Net interest margin (ratio of net interest income
           divided by average earning assets)........              1.79%           1.53%
         Ratio of operating expense to average total assets.       1.05%           1.07%
         Efficiency ratio (ratio of operating expenses divided by
           net interest income plus non-interest income)          57.29%          56.61%


         Asset Quality Ratios:
         Non-performing assets to total assets at end of period    none            none
         Allowance for loan losses to non-performing loans          n/a             n/a
         Allowance for loan losses to loans receivable             1.16%           1.17%

         Regulatory Capital Ratios-Bank:
         Tier I to average assets                                  7.78%           7.78%
         Tier I to risk weighted assets                           14.25%          14.13%
         Total capital to risk weighted assets                    15.21%          15.05%

         -------------------------
              (1) Ratios for the three month periods are annualized.
